Exhibit 99.1

WEYERHAEUSER TO COMBINE ITS HOMEBUILDING AND REAL ESTATE DEVELOPMENT BUSINESS, WRECO, WITH TRI POINTE HOMES

- $2.7 Billion Transaction Includes Approximately $2.0 Billion

in TRI Pointe Common Stock and Approximately $700 Million in Cash -

- Creates a Market-Leading Homebuilder

with Substantial Opportunities for Long-Term Growth -

FEDERAL WAY, Wash. (November 4, 2013) – Weyerhaeuser Company (NYSE: WY) (“Weyerhaeuser”) today announced that it has entered into a definitive agreement pursuant to which Weyerhaeuser’s homebuilding subsidiary, Weyerhaeuser Real Estate Company (“WRECO”), will combine with a subsidiary of TRI Pointe Homes, Inc. (NYSE: TPH) (“TRI Pointe”) in a Reverse Morris Trust transaction.

The combination will result in Weyerhaeuser shareholders receiving approximately 130 million shares, or 80.5 percent of the combined company on a fully diluted basis, with pre-transaction TRI Pointe shareholders owning the balance. The transaction, which also includes a cash payment of approximately $700 million to Weyerhaeuser, is valued at approximately $2.7 billion based on TRI Pointe’s November 1, 2013 closing stock price.

The transaction is expected to be tax-free for Weyerhaeuser and its shareholders and is anticipated to close during the second quarter of 2014. This combination will create a market-leading homebuilder with considerable long-term growth potential.

“As a result of the strategic review of our homebuilding business, the Board of Directors has determined that combining Weyerhaeuser Real Estate Company with TRI Pointe creates the greatest value for our shareholders,” said Doyle Simons, Weyerhaeuser president and chief executive officer. “The combined company will be a strong standalone homebuilder, and the separation of our homebuilding division allows us to focus on driving performance in our forest products businesses to deliver further value to our shareholders.”

Mr. Simons added, “We have great respect for TRI Pointe’s proven management team and are confident in their ability to ensure WRECO achieves its full potential. I know that our WRECO employees will play a big role in the future success of the new TRI Pointe.”

Transaction Details

Under the terms of the transaction agreement, Weyerhaeuser will distribute ownership of WRECO to Weyerhaeuser shareholders in either a spin-off or split-off transaction, which will be immediately followed by a merger of WRECO with a subsidiary of TRI Pointe, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe. If Weyerhaeuser elects a spin-off, all Weyerhaeuser shareholders will participate pro-rata. In a split-off, Weyerhaeuser will conduct an exchange offer pursuant to which its shareholders will elect whether to exchange Weyerhaeuser shares for WRECO shares. Weyerhaeuser will determine which approach it will take prior to closing the transaction and no decision has been made at this time. Regardless of the method, upon closing of the merger, Weyerhaeuser shareholders will receive approximately 80.5 percent of TRI Pointe shares, on a fully diluted basis, and pre-transaction TRI Pointe shareholders will own the balance of the combined company’s shares.

The value of the transaction is $2.7 billion, comprising approximately 130 million shares of TRI Pointe common stock, valued at $2.0 billion based on the closing market price of TRI Pointe’s shares on November 1, 2013, and, immediately prior to the distribution of WRECO, an approximately $700 million cash payment from WRECO to Weyerhaeuser, which will be retained by Weyerhaeuser after the closing of the transaction. The amount of the cash payment to Weyerhaeuser is subject to adjustment based on the terms set forth in the transaction agreement. Upon closing, TRI Pointe will have approximately 161 million shares outstanding. The transaction is expected to be tax-free for both companies and their shareholders.

Under the terms of the transaction agreement, certain assets of Weyerhaeuser’s real estate business will be excluded from the transaction and retained by Weyerhaeuser.

The transaction is anticipated to close in the second quarter of 2014, subject to customary closing conditions, including regulatory and TRI Pointe shareholder approvals. TRI Pointe and WRECO will continue to operate separately until the transaction closes.

Governance and Management

Barry S. Sternlicht will continue as Chairman of the TRI Pointe Board of Directors, which will be expanded from seven to nine directors. Weyerhaeuser will select four directors for appointment to the Board, while TRI Pointe will select five.

Doug Bauer will continue to serve as chief executive officer of TRI Pointe. Tom Mitchell and Mike Grubbs will continue to serve as president and chief operating officer, and chief financial officer, respectively.

TRI Pointe’s headquarters will remain in Irvine, California.

Advisors

Citigroup and Morgan Stanley are serving as financial advisors to Weyerhaeuser, and Cravath, Swaine & Moore LLP is its legal advisor.

Joint Conference Call and Investor Information

TRI Pointe and Weyerhaeuser will host a joint conference call at 8:30 am Eastern Time on Monday, November 4, 2013 to discuss the transaction. A copy of management’s presentation will be available in the Investor Relations section of Weyerhaeuser’s website at http://www.weyerhaeuser.com.

The call can be accessed by dialing 1-877-407-3982 for domestic participants or 1-201-493-6780 for international participants. A replay of the call will be available through November 18, 2013 and can be accessed by dialing 1-877-870-5176 for domestic participants or 1-858-384-5517 for international participants (access code 13572750).

Interested parties can also listen to the call live on the internet through the Investor Relations section of Weyerhaeuser’s website. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.

About Weyerhaeuser

Weyerhaeuser Company, one of the world’s largest private owners of timberlands, began operations in 1900. Weyerhaeuser owns or controls nearly 7 million acres of timberlands, primarily in the U.S., and manages another 14 million acres under long-term licenses in Canada. Weyerhaeuser manages these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood and cellulose fibers products, and it develops real estate, primarily as a builder of single-family homes. The company is a real estate investment trust. In 2012, Weyerhaeuser generated $7.1 billion in sales and employed approximately 13,200 people who serve customers worldwide. Weyerhaeuser is listed on the Dow Jones World Sustainability Index, and the company’s common stock trades on the New York Stock Exchange under the symbol WY.

Forward Looking Statements

This press release contains statements concerning Weyerhaeuser and TRI Pointe that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on various assumptions and the current expectations of the management of Weyerhaeuser and TRI Pointe, and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on the operations or financial condition of Weyerhaeuser or TRI Pointe. Forward-looking statements included herein are made as of the date hereof, and Weyerhaeuser and TRI Pointe undertake no obligation to publicly update or revise any forward-looking statement unless required to do so by the federal securities laws.

Some forward-looking statements discuss Weyerhaeuser’s and TRI Pointe’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements in this press release include statements regarding the expected effects on Weyerhaeuser, WRECO and TRI Pointe of the proposed distribution of WRECO to Weyerhaeuser’s shareholders and merger of WRECO with a subsidiary of TRI Pointe (the “Transaction”), the anticipated timing and benefits of the

Transaction and whether the Transaction will be tax-free for Weyerhaeuser and its shareholders for U.S. federal income tax purposes. Forward-looking statements also include all other statements in this press release that are not historical facts.

These statements are based on the current expectations of the management of Weyerhaeuser and TRI Pointe (as the case may be) and are subject to uncertainty and to changes in circumstances. Major risks, uncertainties and assumptions include, but are not limited to: the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; Weyerhaeuser’s and TRI Pointe’s ability to complete the Transaction on the anticipated terms and schedule, including the ability to obtain shareholder and regulatory approvals and the anticipated tax treatment of the Transaction and related transactions; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; TRI Pointe’s ability to integrate WRECO successfully after the closing of the Transaction and to achieve anticipated synergies; the risk that disruptions from the Transaction will harm Weyerhaeuser’s or TRI Pointe’s businesses; the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages, and the strength of the U.S. dollar; and other factors described under “Risk Factors” in each of Weyerhaeuser’s and TRI Pointe’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.

Additional Information and Where to Find It

In connection with the proposed “Reverse Morris Trust” transaction between TRI Pointe and Weyerhaeuser, pursuant to which the homebuilding subsidiary of Weyerhaeuser, WRECO (with certain exclusions), will be combined with TRI Pointe, TRI Pointe will file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”), which will include a prospectus. TRI Pointe will also file a proxy statement which will be sent to the TRI Pointe shareholders in connection with their vote required in connection with the transaction. In addition, WRECO expects to file a registration statement in connection with its separation from Weyerhaeuser. Investors and security holders are urged to read the proxy statement and registration statement/prospectus and any other relevant documents when they become available, because they will contain important information about TRI Pointe, the real estate business of Weyerhaeuser and the proposed transaction. The proxy statement and registration statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Weyerhaeuser upon written request to Weyerhaeuser Company, 33663 Weyerhaeuser Way South, Federal Way, Washington 98003, Attention: Vice President, Investor Relations, or by calling (800) 561-4405, or from TRI Pointe upon written request to TRI Pointe Homes, Inc., 19520 Jamboree Road, Irvine, California 92612, Attention: Investor Relations, or by calling (949) 478-8696.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of TRI Pointe or Weyerhaeuser. However, Weyerhaeuser, TRI Pointe and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TRI Pointe’s shareholders in connection with the proposed transaction. Information about the Weyerhaeuser’s directors and executive officers may be found in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 19, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on February 26, 2013. Information about the TRI Pointe’s directors and executive officers may be found in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 28, 2013. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of these participants, whether by security holdings or otherwise, will be included in the registration statement/prospectus, proxy statement and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact Information

Analysts: Kathryn McAuley, 253-924-2058

Financial Media: Dan Katcher and Andrew Siegel, 212-355-4449

Regional Media: Anthony Chavez, 253-924-7148